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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) October 20, 2000


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



                     0-19285                            88-0228636

                (Commission File Number)   (IRS Employer Identification No.)


         15880 N. Greenway-Hayden Loop, Suite 100
                    Scottsdale, Arizona                       85260
         (Address of principal executive offices)          (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700


                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.       Other Events

On October 20, 2000, Allied Waste Industries, Inc. announced its procedural practices pursuant to Regulation FD (Full Disclosure). The form of those practices are included herein.


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                          ALLIED WASTE INDUSTRIES, INC.
                       PRACTICES PURSUANT TO REGULATION FD

Introduction

     On October 23, 2000, new Securities and Exchange Commission rules, collectively referred to as "Regulation FD," becomes effective. Regulation FD is complicated, and investors should read and interpret it for themselves, rather than relying on our interpretation. We interpret Regulation FD to require us, among other things, and under certain circumstances, to have procedures reasonably designed to assure that, if some investors learn information about Allied Waste Industries, Inc. (the "Company") that is material (and which those investors might reasonably be expected to take into consideration before buying or selling Company securities), other Company investors will learn that information at or close to the same time. The Company files this procedural Form 8-K to alert its investors to the practices we will try to follow to comply substantially with this requirement.

Company's Website

     The Company maintains a corporate website at www.alliedwaste.com. Effective November 1, 2000, we intend to post significant corporate information on the Company website from time to time. We believe our website is an efficient and expeditious way to communicate with investors simultaneously and instantaneously. Accordingly, we intend to utilize our website to implement our practices in response to Regulation FD. We do not expect to file a Form 8-K each time we make a public disclosure prompted by our interpretation of Regulation FD. Instead, we will utilize our website for that purpose. The only way investors can be certain to learn information we may disclose in response to the requirements of Regulation FD, therefore, will be to review our website.

     In light of Regulation FD, we will maintain two discrete information sections on our website. The first of these will be headed "Current Disclosures about Allied Waste Industries, Inc." When we first post information on our website in light of Regulation FD, the information will be dated and will be maintained in that location for a period of ten (10) business days. During the period information is posted in our "Current Disclosures" section, we intend to maintain the information in as current and accurate a form as we can. Posting information on this section of our website is not intended to, and does not, constitute a determination by us that the information is in fact material. Materiality is a complex concept, and we expect to make disclosures of information that may not be material, out of an abundance of caution to ensure our satisfaction of the requirements of Regulation FD. Nor does the fact that we post information on this section of our website constitute a determination that dissemination of that information is required by Regulation FD. Likewise, issuance of a release on Form 8-K or a press release should not be construed to be a statement regarding the materiality of a similar item previously or subsequently posted on our website or archived thereon.

     Upon the passage of ten (10) business days, information originally posted to the "Current Disclosures" section of our website will be moved to a second section that will be headed "Archived Disclosures". Information will be moved to our "Archival" section for historical reasons only, and will not be maintained or updated for accuracy; the Company explicitly disclaims any responsibility for, or intention of, updating that information.

Analyst   Meetings,    Conference   Calls,   Discussions   with   Analysts   and
Investors, and Earnings Estimates

     From time to time, Company officials meet with, or talk to, analysts who follow the Company. These conversations are not intended to divulge material nonpublic information about the Company, and we take appropriate steps to avoid such disclosures from occurring. If nonpublic information that may be material is divulged, however, we will attempt to disseminate that information to all investors on our website (in the "Current Disclosures" section) as soon as possible after the initial disclosure has occurred.

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     On occasion, Company officials may receive communications or inquiries from individual analysts or investors. If these conversations should occur, they are not intended to divulge material nonpublic information about the Company, and we take appropriate steps to avoid such disclosures from occurring. If we become aware that information which might be material may have been disclosed during one of these informal encounters, however, we will post a brief summary of the information that has been disclosed in the "Current Disclosures" section of our website, and maintain that disclosure for our usual ten (10) business-day period. Thereafter, this information will be moved to our "Archival" section. The posting of information in accordance with these procedures is not intended to, and does not, constitute a determination by the Company that the information is material, or that investors should consider that information before deciding whether to buy or sell the Company securities.

Further Information

     Regulation FD is new. Its meaning and impact are not yet certain. We intend to monitor these policies and practices to see whether they are fulfilling their intended purpose. We encourage investors to communicate with us if you have suggestions or comments regarding these procedures. Please address any such communications to:

                               Micheal Burnett, Director of Investor Relations
                               (480) 627-2785
                                investor@awin.com




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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                     ALLIED WASTE INDUSTRIES, INC.


                     By:                 /s/ THOMAS W. RYAN
                            ------------------------------------------------
                                           Thomas W. Ryan
                              Executive Vice President & Chief Financial Officer



Date:  October 20, 2000

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